ADDITION OF PORTFOLIOS TO ACCOUNTING SERVICES AGREEMENT

This document relates to the addition by each registered investment company listed on Attachment A to this document (each an “Additional Fund”) to the Agreement (as defined below) of its investment portfolio listed on Attachment A to this document.

WHEREAS, each Additional Fund wishes to retain BNY Mellon Investment Servicing (US) Inc. (f/k/a PFPC Inc.) (“BNY Mellon”) to provide the services set forth in the Agreement (as defined below) to its investment portfolios listed on Attachment A to this document (each an “Additional Portfolio”), and BNY Mellon wishes to furnish such services;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and intending to be legally bound hereby, each Additional Fund and BNY Mellon agree as follows:

1.	For purposes of this document:
A.	“Agreement” means the Accounting Services Agreement initially made as of July 1, 2005 separately by and between each of Advanced Series Trust (f/k/a American Skandia Trust) and Prudential Investment Portfolios, Inc. 10 (f/k/a Strategic Partners Mutual Funds, Inc.) (each of which is a “Fund” under such Accounting Services Agreement) and BNY Mellon, as such Accounting Services Agreement may be amended or amended and restated from time to time.
B.	“Effective Date” means, with respect to a particular Additional Portfolio, the effective date listed for such Additional Portfolio on Attachment A to this document (or such other date as agreed in writing between BNY Mellon and the Additional Fund to which such Additional Portfolio relates).

2.	Each Additional Fund hereby appoints BNY Mellon to provide the services set forth in the Agreement, in accordance with the terms set forth in the Agreement, to each of its Additional Portfolios as of the Effective Date for each such respective Additional Portfolio. BNY Mellon accepts such appointment and agrees to furnish such services as of the relevant Effective Date.

3.	[Reserved].
4.	An Additional Portfolio shall be deemed to be listed on Exhibit A attached to the Agreement as of the Effective Date for such Additional Portfolio, and as of the Effective Date for a particular Additional Portfolio (but not before such Effective Date) such Additional Portfolio shall be a “Portfolio” for all purposes under the Agreement.
5.	For clarity and notwithstanding the provisions of the first sentence of Section 22(c) of the Agreement, this document embodies a portion of the agreement and understanding between each Additional Fund and BNY Mellon relating to the subject matter of the Agreement and the Agreement shall not supersede the terms and provisions of this document.
6.	BNY Mellon is entering into this document with each of the Additional Funds separately, and any duty, obligation or liability owed or incurred by BNY Mellon with respect to a particular Additional Fund shall be owed or incurred solely with respect to that Additional Fund, and shall not in any way create any duty, obligation or liability with respect to any other Additional Fund. This document shall be interpreted to carry out the intent of the parties hereto that

BNY Mellon is entering into a separate arrangement with each separate Additional Fund.

Agreed:

BNY Mellon Investment Servicing (US) Inc.

By: /s/ Shalini O’Suilleabhain

Name: Shalini O’Suilleabhain

Title: Vice President

Each Registered Investment Company set

Forth on Attachment A attached hereto

By: /s/ Peter Parrella

Name: Peter Parrella

Title: Assistant Treasurer

Dated: November 1, 2016

ATTACHMENT A

additional fund	additional portfolio	effective date
Prudential Investment Portfolios 2	Prudential Commodity Strategies Fund	11/1/16
	Prudential International Bond Fund	11/1/16
	Prudential Jennison Small-Cap Core Equity Fund	11/1/16
	Prudential Core Bond Enhanced Index Fund	11/1/16
	Prudential TIPS Enhanced Index Fund	11/1/16
	Prudential QMA International Developed Markets Index Fund	11/1/16
	Prudential QMA Emerging Markets Equity Fund	11/1/16
	Prudential QMA Mid-Cap Quantitative Core Equity Fund	11/1/16
	Prudential QMA US Broad Market Index Fund	11/1/16
Prudential Investment Portfolios 5	Prudential Day One Income Fund	11/1/16
	Prudential Day One 2010 Fund	11/1/16
	Prudential Day One 2015 Fund	11/1/16
	Prudential Day One 2020 Fund	11/1/16
	Prudential Day One 2025 Fund	11/1/16
	Prudential Day One 2030 Fund	11/1/16
	Prudential Day One 2035 Fund	11/1/16
	Prudential Day One 2040 Fund	11/1/16
	Prudential Day One 2045 Fund	11/1/16
	Prudential Day One 2050 Fund	11/1/16
	Prudential Day One 2055 Fund	11/1/16
	Prudential Day One 2060 Fund	11/1/16
	Prudential QMA US Core Equity Fund	11/1/16